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                                                                     Exhibit 5.1

                    LEGAL OPINION OF PEDERSEN & HOUPT, P.C.

                      (Pedersen & Houpt, P.C. Letterhead)

                               November 11, 1999

Blue Rhino Corporation
104 Cambridge Plaza Drive
Winston Salem, North Carolina 27104

Gentlemen:

     We have acted as counsel to Blue Rhino Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (as may hereafter be amended, the "Registration Statement"), which has been filed by the Company with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations thereunder the sale of up to 3,261,885 shares (the "Shares") of the Company's Common Stock, $.001 par value per share ("Common Stock"). We are rendering this opinion in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the 1933 Act.

     Before rendering the opinions hereinafter set forth, we examined, among other things:

     1. Registration Statement;

     2. The form of the Company's Second Amended and Restated Certificate of Incorporation;

     3. The Company's Amended and Restated Bylaws;

     4. Resolutions of the Company's Board of Directors;

     5. Warrants to purchase common stock of the Company issued to purchasers of the Company's Common Stock in its private offering dated September 7, 1999 (the "September 7 Warrants")

     6. Warrants to purchase common stock of the Company issued to purchasers of the Company's Common Stock in its private offering dated September 23, 1999 (the "September 23 Warrants")

     7. Warrant issued to Michael A. Waters dated September 17, 1999 (the "Waters Warrant");
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     8. Convertible Notes issued on September 23, 1999 (the "Convertible
        Notes"); and

originals or photostatic or certified copies of all those corporate records of the Company and of all those agreements, communications and other instruments, certificates of public officials, certificates of corporate officials and such other documents as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. As to factual matters known to the Company, we have relied without investigation, to the extent we deem such reliance proper, upon certificates or representations made by the Company's duly authorized representatives.

     We are members of the Bar of the State of Illinois, and we express no opinion with respect to laws other than the laws of the State of Illinois, the General Corporation Law of the State of Delaware and federal laws of the United States of America.

     Based upon the foregoing, we are of the opinion that (i) the Shares issuable upon conversion of the Company's Convertible Notes and upon exercise of the September 7 Warrants, September 23 Warrants and Waters Warrant (together the "Warrants") when issued and delivered upon such conversion or exercise, as the case may be, in accordance with the terms of the Convertible Notes and the Warrants, will be validly issued, fully paid and non-assessable (ii) and the 709,333 Shares that are currently outstanding were validly issued and are fully paid and non-assessable.

     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and the references to us under the heading "Legal Matters" in the prospectus that forms a part of the Registration Statement. We also consent to the incorporation by reference of this consent into any subsequent amendment of the Registration Statement filed in connection with the Offering. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                       /s/ Pedersen & Houpt,
                                           a Professional Corporation